EXHIBIT 10.21
SEPARATION AGREEMENT
     This Separation Agreement (“Agreement”) is made by and between Tom Lavey (“Employee”) and Taleo Corporation (hereinafter referred to as “Company” or “Taleo”) (Employee and the Company are collectively referred to as the “Parties”):
     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:
     1. Deadline to Accept Terms of This Agreement. Employee understands that he will not receive the benefits set forth in this Agreement unless he delivers a fully executed copy of this Agreement to the Company’s designated HR representative on or before twenty-one (21) days from Employee’s receipt of this Agreement.
     2. Termination Date. The effective date of Employee’s termination of employment from the Company is May 1, 2005 (“Termination Date”).
     3. Termination as Service Provider. Employee shall continue and has continued to provide services to the company through June 1, 2005 (“Non-Employee Service Period”), which shall include, but is not be limited to, transition assistance in relation to customer accounts with which Employee was involved and advice regarding business arrangements under discussion with potential clients and partners. Employee will respond to all requests for services by Taleo employees during the Non-Employee Service Period within a reasonable period of time.
     4. Consideration for Release of Claims, Services and Non-compete Clause. In consideration for the execution by Employee of a general release and the services provided by Employee during the Non-Employee Service Period, the Company agrees to the following. Employee shall continue to be a “service provider” as that term is defined in Taleo’s stock option plan for the duration of the Non-Employee Service Period and accordingly stock options granted to Employee pursuant to Taleo’s stock option plan and Employee’s executed stock option grants shall continue to vest for the duration of the Non-Employee Service Period. In accordance with Taleo’s stock option plan and Employee’s executed stock option grants, all vested stock options must be exercised within ninety (90) days from the expiration of the Non-Employee Service Period.
     5. Tax Indemnification. Employee acknowledges and agrees that the Company has made no representations or warranties regarding the tax consequences of any amounts paid by the Company to Employee pursuant to this Agreement. Employee agrees to pay all federal or state taxes owed by Employee, if any, which are required by law to be paid with respect to the payments herein. Employee further agrees to indemnify and hold the Company harmless from any taxes owed by Employee, including interest or penalties owed by Employee, on account of this Agreement. Employee further agrees to reimburse Company for any attorney’s fees and costs incurred by Company as a result of having to obtain indemnification under this Agreement.
     6. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on

Employee’s own behalf, and on behalf of Employee’s respective heirs, family members, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement.
     The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.
     Employee represents he/she is not aware of any claim other than the claims that are released by this Agreement. Employee acknowledges that he/she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE COMPANY
     Employee, being aware of said code section, agrees to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.
     7. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that Employee:
(a) should consult with an attorney prior to executing this Agreement;
(b) has up to twenty-one (21) calendar days within which to consider this Agreement;
(c) has seven (7) calendar days following Employee’s execution of this Agreement to revoke the Agreement;
(d) this Agreement may be revoked by Employee until the revocation period has expired;

(e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law;
(f) in order to revoke this Agreement, Employee must deliver to Company at the following address a written revocation before 12:00 p.m. (midnight) Pacific Time on the seventh calendar day following the date Employee signs this Agreement: VP Legal, Taleo Corporation, 575 Market Street, 8th floor, San Francisco, CA 94105 Facsimile: 415.520.0722
     8. No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on Employee’s behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.
     9. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.
     10. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all that may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee’s to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
     11. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations nor statements made by the other party hereto which are not specifically set forth in this Agreement.
     12. Modifications. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties. Unless expressly stated, this agreement shall not be deemed to have modified the employment agreement and other related agreements previously entered into by Company and Employee, including agreements reflecting Employee’s confidentiality obligations to Company.

     13. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California.
     14. Attorneys’ Fees. In the event that either Party brings an action to enforce or affect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.
     15. Counterparts. This Agreement may be executed in counterparts which may be exchanged by facsimile or electronically scanned copy, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     16. Effective Date. This Agreement is effective as of May 1, 2005 (the “Effective Date”).
     17. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
               (a) They have read this Agreement;
               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;
               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and
               (d) They are fully aware of the legal and binding effect of this Agreement.
     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

TALEO CORPORATION		TOM LAVEY, AN INDIVIDUAL

By:	/s/ Josh Faddis	By: /s/ Tom Lavey

7/25/05